UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 13)

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-2

PUERTO RICO RESIDENTS TAX-FREE FUND IV, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee amount computed on table in exhibit as required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Puerto Rico Residents Tax-Free Fund IV, Inc.

270 Munoz Rivera Ave, Suite 1110

San Juan, Puerto Rico 00918

On January 17, 2024, Puerto Rico Residents Tax-Free Fund IV, Inc. (the “Fund”) announced the adjournment of its 2021 Annual Meeting of Shareholders (the “Meeting”) to April 18, 2024 at 11:00 AM Atlantic Standard Time. That announcement inadvertently reported the corresponding Eastern Standard Time for the Meeting. The Meeting will be re-convened on April 18, 2024 at 11:00 AM Atlantic Standard Time (11:00 AM Eastern Daylight Time), and record shareholders who wish to attend the Meeting must register with Broadridge no later than 5:00 PM Atlantic Standard Time (5:00 PM Eastern Daylight Time) on April 16, 2024 to attend and vote at the Meeting.

Shareholders of the Fund can obtain copies of the definitive proxy statement filed by the Fund with U.S. Securities and Exchange Commission (the “SEC”) on January 25, 2022, as supplemented by Amendment Nos. 1–12 previously filed with the SEC and this Amendment No. 13 (the proxy statement, as supplemented, the “Proxy Statement”), any future supplements to the Proxy Statement and other documents filed by the Fund with the SEC for no charge at the SEC’s website at www.sec.gov.